Exhibit 99.1

NEWS
For Immediate Release

Editorial Contact: Joe Horine

614-726-4775

joe.horine@quest.com

Investor Contact: Scott Davidson

949-754-8659

scott.davidson@quest.com

QUEST SOFTWARE RECEIVES ADDITIONAL NASDAQ STAFF

DETERMINATION LETTER

ALISO VIEJO, Calif., August 21, 2007 – Quest Software, Inc. (Nasdaq: QSFT) today announced that, as expected, Quest received an additional Nasdaq staff determination letter on August 16, 2007, indicating that Quest is not in compliance with the continued listing requirement set forth in Nasdaq Marketplace Rule 4310(c)(14). The letter was issued in accordance with Nasdaq procedures when Quest did not file its Quarterly Report on Form 10-Q for the period ended June 30, 2007, by the filing deadline. Quest Software received similar Nasdaq Staff Determination letters relating to its quarterly reports on Form 10-Q for the quarters ended June 30, 2006, September 30, 2006, and March 31, 2007, and its Annual Report on Form 10-K for the year ended December 31, 2006.

On July 18, 2007, the Board of Directors of the Nasdaq Stock Market LLC provided the Company until September 17, 2007, to file all delinquent reports necessary to regain compliance with the filing requirements. If Quest will be unable to do so, there can be no assurance that Nasdaq will provide the Company with additional time to complete its financial restatement and file delinquent reports or that Quest’s common stock will remain listed.

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and Windows infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 50,000 customers worldwide meet higher expectations for enterprise IT. Quest Software can be found in offices around the globe and at www.quest.com.

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Quest Software Receives Additional Nasdaq Staff Determination Letter

Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward Looking Statements

This release includes forward-looking statements concerning the listing status and potential delisting of Quest Software common stock from the Nasdaq Global Select Market. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, risks and uncertainties, including those resulting from the conclusions of the special committee concerning matters relating to our historic stock option grants and related accounting; the ultimate determinations of the amounts and timing of stock-based compensation resulting from such conclusions as well as other potential adjustments that may result from our internal review of historic financial statements for the periods in question; our ability to meet the requirements of the NASDAQ Global Select Market for continued listing of our shares; potential claims and proceedings relating to the foregoing matters, including shareholder litigation and action by the SEC or other governmental agencies; other actions taken or required as a result of the investigation; and negative tax or other implications for the company resulting from the accounting adjustments and other factors. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2005, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Web Links Referenced in this Release:

Quest Software, Inc. – www.quest.com

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